UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2006

Lodgian, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14537	52-2093696
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3445 Peachtree Road, NE, Suite 700, Atlanta, Georgia		30326
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	404-364-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 1, 2006, two subsidiaries of Lodgian, Inc. (the "Subsidiary Companies") separately entered into loan agreements (the "Loan Agreements") with Wachovia Bank, National Association ("Wachovia"). Pursuant to one of the Loan Agreements, Wachovia loaned one Subsidiary Company $17.38 million, secured by all of the Subsidiary Company’s assets, consisting primarily of a 243-room Crowne Plaza hotel located in Worcester, Massachusetts (the "Worcester Hotel").

Pursuant to the other Loan Agreement, Wachovia loaned another Subsidiary Company $6.074 million, secured by all of that Subsidiary Company’s assets, consisting primarily of a 129-room Holiday Inn Express hotel located in Palm Desert, California (the "Palm Desert Hotel"). Each Loan Agreement has a five year term and bears a fixed rate of interest of 6.04%.

Prior to entering into the Loan Agreement with Wachovia, the Worcester Hotel served as collateral under a loan agreement with Lehman Brothers Holdings Inc. dated April 11, 1997 (the "Lehman Loan Agreement"). The Lehman Loan Agreement bore a fixed rate of interest of 9.40%. $7.3 million of proceeds from the Wachovia Loan Agreement relating to the Worcester Hotel was used to pay off the existing indebtedness under the Lehman Loan Agreement.

Prior to entering into the Loan Agreements with Wachovia, the Palm Desert Hotel served as part of the collateral, along with six other hotels, under a loan agreement with Column Financial, Inc. dated January 31, 1995 (the "Column Financial Loan Agreement"). The Column Financial Loan Agreement bore a fixed rate of interest of 10.59%. All loan proceeds from the Wachovia Loan Agreement relating to the Palm Desert Hotel and $2.5 million of the Wachovia loan proceeds from the Worcester Hotel were used to retire the outstanding debt under the Column Financial Loan Agreement.

As a result of these transactions, the remaining six hotels which previously secured the Column Financial Loan Agreement are now unencumbered. Those hotels include a Radisson hotel in Phoenix, Arizona; a Radisson hotel in Kenner, Louisiana; a Holiday Inn hotel in Washington, Pennsylvania; a Holiday Inn hotel in Santa Fe, New Mexico; a Hilton hotel in Fort Wayne, Indiana; and a Crowne Plaza hotel in Coraopolis, Pennsylvania.

The Wachovia Loan Agreements are non-recourse to Lodgian, Inc., except in certain limited circumstances as set forth in the Loan Agreements.

The information in this Current Report on Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lodgian, Inc.

February 7, 2006	By:	Daniel E. Ellis

Name: Daniel E. Ellis
Title: Senior Vice President, General Counsel & Secretary